THIRD PARTY FEEDER FUND

                                    AGREEMENT

                                      AMONG

                                MERRIMAC SERIES,

                     STANDISH, AYER & WOOD MASTER PORTFOLIO,

                         INVESTORS BANK & TRUST COMPANY

                                       AND

                           STANDISH, AYER & WOOD, INC.

                                   dated as of

                                  June __, 1998


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                                    AGREEMENT

     THIS AGREEMENT is made and entered into as of the ____ day of ____, 1998, by and among Merrimac Series, (the "Trust"), a Delaware business trust, in respect of Merrimac Short Term Asset Reserve Series, a series thereof (the "Fund"), Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust"), a trust organized under the common law of the State of New York in respect of the Standish Short Term Asset Reserve Portfolio (the "Portfolio"), Standish, Ayer & Wood, Inc. a Massachusetts corporation (the "Adviser"), and Investors Bank & Trust Company, a Massachusetts trust company ("Investors Bank") with respect to the proposed investment by the Fund in the Portfolio.

                                   WITNESSETH

     WHEREAS, the Trust and the Portfolio Trust are each open-end management investment companies and the Fund and the Portfolio have the same investment objectives and substantively the same investment policies;

     WHEREAS, the Adviser currently serves as the investment adviser of the Portfolio;

     WHEREAS, the Trust desires to invest all of the Fund's investable assets in the Portfolio in exchange for a beneficial interest in the Portfolio (the "Investment") on the terms and conditions set forth in this Agreement; WHEREAS, the Portfolio Trust is willing to accept the Investment; and

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein made and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                        I

                                 THE INVESTMENT
                                 --------------

1.1 Agreement to Effect the Investment. The Trust agrees to assign, transfer and deliver all of the Fund's investable assets (the "Assets") to the Portfolio Trust at each Closing (as hereinafter defined). The Portfolio Trust agrees in exchange therefor to issue to the Fund a beneficial interest (the "Interest") in the Portfolio equal in value to the net value of the Assets of the Fund conveyed to the Portfolio on that date of Closing.

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                                       II

                            CLOSING AND CLOSING DATE
                            ------------------------

     2.1 Time of Closing. The conveyance of the Assets in exchange for the Interest, as described in Article I, together with related acts necessary to consummate such transactions, shall occur initially on the date the Trust commences its offering of shares of the Fund to the public and at each subsequent date as the Trust desires to make a further Investment in the Portfolio (each, a "Closing"). Except as otherwise provided in Section 4.1(j), all acts occurring at any Closing shall be deemed to occur simultaneously as of the determination of the Portfolio's net asset value on the date of Closing.

     2.2 Related Closing Matters. On each date of Closing, the Trust, on behalf of the Fund, shall authorize the Fund's custodian to deliver all of the Assets held by such custodian to the Portfolio's custodian. The Fund's and the Portfolio's custodians shall acknowledge, in a form acceptable to the other party, their respective delivery and acceptance of the Assets. The Portfolio shall deliver to the Trust acceptable evidence of the Fund's ownership of the Interest. In addition, each party shall deliver to each other party such bills of sale, checks, assignments, securities instruments, receipts or other documents as such other party or its counsel may reasonably request. Each of the representations and warranties set forth in Article III shall be deemed to have been made anew on each date of Closing.

     2.3 Rejection of Certain Assets. The Portfolio Trust may refuse to accept Assets other than in the form of cash if: (a) acceptance of such Assets at that time would result in a violation of any of the Portfolio's policies or restrictions or any provision of the 1940 Act; (b) such Assets do not have a readily ascertainable market value; or (c) acceptance of such Assets at that time would result, in the absence of corrective action by the Adviser or otherwise, in any investor in the Portfolio failing to qualify a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code").

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                                       III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     3.1 The Trust and Investors Bank. The Trust and Investors Bank each represents and warrants to the Portfolio Trust and the Adviser that:

        (a) Organization. The Trust is a business trust duly organized, validly existing and in good standing under the laws of the State of Delaware, the Fund is a duly and validly designated series of the Trust, and the Trust and the Fund have the requisite power and authority to own their property and conduct their business as now being conducted and as proposed to be conducted pursuant to this Agreement.

        (b) Authorization of Agreement. The execution and delivery of this Agreement by the Trust and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Trust and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Trust, the performance by the Trust of its obligations hereunder and the consummation by the Trust of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Trust and constitutes a legal, valid and binding obligation of the Trust in respect of the Fund, enforceable against them in accordance with its terms.

        (c) Authorization of Investment. The Investment has been duly authorized by all necessary action on the part of the Board of Trustees of the Trust.

        (d) No Bankruptcy Proceedings. Neither the Trust nor the Fund is under the jurisdiction of a court in a proceeding under Title 11 of the United States Code (the "Bankruptcy Code") or similar case within the meaning of Section 368(a)(3)(A) of the Bankruptcy Code.

        (e) Fund Assets. The Fund's Assets will, at the initial Closing, consist solely of cash.

        (f) Taxable and Fiscal Year. The taxable and fiscal year end for the Fund is December 31.

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        (g) Auditors. The Trust has appointed Ernst & Young LLP as the Fund's independent public accountants to certify the Fund's financial statements in accordance with Section 32 of the Investment Company Act of 1940, as amended (the "1940 Act").

        (h) Registration Statement. The Trust has reviewed the Portfolio's registration statement on Form N-1A, as filed with the Securities and Exchange Commission ("SEC") and the Declaration of Trust of the Portfolio Trust, and understands and agrees to the Portfolio Trust's and the Portfolio's policies and methods of operations as described therein.

        (i) Errors and Omissions Insurance Policy. The Trust has in force an errors and omissions liability insurance policy insuring the Fund against loss up to $10 million for negligence or wrongful acts.

        (j) SEC Filings. The Trust has duly filed all forms, reports, proxy statements and other documents (collectively, the "SEC Filings") required to be filed under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934 (the "1934 Act") and the 1940 Act (collectively, the "Securities Laws") in connection with the registration of its shares, any meetings of its shareholders and its registration as an investment company. The SEC Filings were prepared in accordance with the requirements of the Securities Laws, as applicable, and the rules and regulations of the SEC thereunder, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (k) 1940 Act, 1933 Act Registration and State Qualification. The Trust is duly registered as an open-end management investment company under the 1940 Act and the Fund's shares are registered with the SEC under the 1933 Act. The Fund and its shares are qualified in any states where such qualification is necessary and such qualifications are in full force and effect.

     3.2 The Portfolio Trust and the Adviser. The Portfolio Trust and the Adviser each represents and warrants to the Trust that:

        (a) Organization. The Portfolio Trust is a trust duly organized and validly existing under the common law of the State of New York and has the requisite power and

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authority to own its property and conduct its business as now being conducted and as proposed to be conducted pursuant to this Agreement.

        (b) Authorization of Agreement. The execution and delivery of this Agreement by the Portfolio Trust and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Portfolio Trust by its Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Portfolio Trust, the performance by the Portfolio Trust of its obligations hereunder and the consummation by the Portfolio Trust of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Portfolio Trust and constitutes a legal, valid and binding obligation of the Portfolio, enforceable against it in respect of the Portfolio in accordance with its terms.

        (c) Authorization of Issuance of Interest. The issuance by the Portfolio of the Interest in exchange for the Investment by the Fund of its Assets has been duly authorized by all necessary action on the part of the Board of Trustees of the Portfolio Trust. When issued in accordance with the terms of this Agreement, the Interest will be validly issued, fully paid and non-assessable by the Portfolio Trust.

        (d) No Bankruptcy Proceedings. The Portfolio Trust is not under the jurisdiction of a court in a proceeding under Title 11 of the Bankruptcy Code or similar case within the meaning of Section 368(a)(3)(A) of the Bankruptcy Code.

        (e) Taxable and Fiscal Year. The taxable and fiscal year end of the Portfolio is December 31.

        (f) Auditors. The Portfolio has appointed Coopers & Lybrand LLP as the Portfolio's independent public accountants to certify the Portfolio's financial statements in accordance with Section 32 of the 1940 Act.

        (g) Errors and Omissions Insurance Policy. The Portfolio Trust has in force an errors and omissions liability insurance policy insuring the Portfolio against loss up to $___ million for negligence or wrongful acts.

        (h) SEC Filings. The Portfolio Trust has duly filed all SEC Filings required to be filed with the SEC pursuant to the 1934 Act and the 1940 Act in connection with any meetings of its investors and its registration as an investment company. Beneficial interests in the Portfolio

                                       6
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are not required to be registered under the 1933 Act because such interests are offered solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. The SEC Filings were prepared in accordance with the requirements of the Securities Laws, as applicable, and the rules and regulations of the SEC thereunder, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (i) 1940 Act Registration. The Portfolio Trust is duly registered as an open-end management investment company under the 1940 Act and such registration is in full force and effect.

        (j) Tax Status. The Portfolio is taxable as a partnership under the Code. 3.3 The Adviser. The Adviser represents and warrants to the Trust and Investors Bank that:

        (a) Organization. The Adviser is a corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the requisite power and authority to conduct its business as now being conducted.

        (b) Authorization of Agreement. The execution and delivery of this Agreement by the Adviser have been duly authorized by all necessary action on the part of the Adviser and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Adviser. This Agreement has been duly executed and delivered by the Adviser and constitutes a legal, valid and binding obligation of the Adviser.

        (c) Advisers Act. The Adviser is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act").

     3.4 Investors Bank. Investors Bank represents and warrants to the Portfolio Trust and the Adviser that:

        (a) Organization. Investors Bank is a [trust company (describe)] duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the requisite power and authority to conduct its business as now being conducted.

        (b) Authorization of Agreement. The execution and delivery of this Agreement by Investors Bank have been duly authorized by all necessary action on the part of Investors Bank and no other action or proceeding is necessary for

                                       7
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the execution and delivery of this Agreement by Investors Bank. This Agreement has been duly executed and delivered by Investors Bank and constitutes a legal, valid and binding obligation of Investors Bank.

                                       IV

                                    COVENANTS
                                    ---------

     4.1 The Trust. The Trust covenants that:

        (a) Advance Review of Certain Documents. The Trust will furnish the Portfolio Trust and the Adviser, at least 10 business days prior to filing or first use, as the case may be, with drafts of its registration statement on Form N-1A (including amendments) and prospectus supplements or amendments relating to the Fund. The Trust will furnish the Portfolio Trust and the Adviser with any proposed advertising or sales literature relating to the Fund at least 2 business days prior to filing or first use. The Trust agrees that it will include in all such Fund documents any disclosures that may be required by law, and it will include in all such Fund documents any material comments reasonably made by the Adviser or Portfolio Trust. The Portfolio and Adviser will, however, in no way be liable for any errors or omissions in such documents, whether or not they make any objection thereto, except to the extent such errors or omissions result from information provided by the Adviser or the Portfolio for the purpose of inclusion therein. The Trust will not make any other written or oral representation about the Portfolio Trust, the Portfolio or the Adviser without their prior written consent.

        (b) Tax Status. The Fund will qualify for treatment as a regulated investment company under Subchapter M of the Code for all periods during which this Agreement is in effect, except to the extent a failure to so qualify may result from any action or omission of the Portfolio Trust.

        (c) Investment Securities. The Fund will own no investment security (as defined in Section 3(a)(3) of the 1940 Act) other than its Interest in the Portfolio.

        (d) Proxy Voting. If requested to vote on matters pertaining to the Portfolio Trust or the Portfolio (other than a vote by the Trust to continue the operation of the Portfolio upon the withdrawal of another investor in the Portfolio), the Trust will (i) call a meeting of shareholders of the Fund for the purpose of seeking instructions from shareholders regarding

                                       8
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such matters, (ii) vote the Fund's Interest proportionally as instructed by Fund shareholders, and (iii) vote the Fund's Interest with respect to the shares held by Fund shareholders who do not give voting instructions in the same proportion as the shares of Fund shareholders who do give voting instructions. The Trust will hold each such meeting of Fund shareholders in accordance with a timetable reasonably established by the Portfolio Trust.

        (e) Insurance. The Trust shall at all times maintain errors and omissions liability insurance with respect to the Fund covering losses for negligence and wrongful acts in an amount not less than [$10] million.

        (f) Auditors. In the event the Fund's independent public accountants differ from those of the Portfolio, the Fund shall be responsible for any costs and expenses associated with the need for the Portfolio's independent public accountants to provide information to the Fund's independent public accountants.

        (g) Compliance with Portfolio Trust. The Trust will comply with all provisions of the Declaration of the Trust of the Portfolio Trust applicable to investors in the Portfolio Trust, including without limitation the restrictions on transfer of Interests set forth therein.

        (h) Taxable and Fiscal Year. It will not change its taxable or fiscal year from December 31, without the express written consent of the Portfolio Trust.

        (i) Principal Underwriter. At all times it will retain a principal underwriter (as defined in Section 2(a)(29) of the 1940 Act) which is either registered as a broker-dealer under the 1934 Act, as amended, or a person controlled by such a registered broker-dealer.

        (j) Acceptance of Purchases and Redemptions and Purchase and Redemption of Interests. The Trust will accept orders for the purchase and redemption of shares of the Fund only on such days and during such times as the Portfolio Trust is obligated to accept orders for the purchase and redemption of Interests in the Portfolio; and the Trust will not transmit to the Portfolio Trust after the net asset value of the Portfolio is determined on a Closing Date any order to purchase or redeem Interests in the Portfolio for execution at the net asset value so determined except to reflect purchase and redemption orders accepted by it prior to the time the Portfolio's net asset value was determined on that Closing Date.

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     4.2 The Portfolio Trust. The Portfolio Trust covenants that:

        (a) Advance Review of Certain Documents. The Portfolio Trust will furnish the Trust, at least 10 business days prior to filing or first use, as the case may be, with drafts of its registration statement on Form N-1A (including amendments). The Portfolio Trust will not make any written or oral representation about the Trust without its prior written consent.

        (b) Tax Status. The Portfolio Trust will qualify to be taxable as a partnership under the Code for all periods during which this Agreement is in effect, except to the extent that the failure to so qualify results from any action or omission of the Fund.

        (c) Insurance. The Portfolio Trust shall at all times maintain errors and omissions liability insurance covering losses for negligence and wrongful acts in an amount not less than $__ million provided that such insurance may be joint with other entities and the $__ million coverage amount may apply in the aggregate to all joint insureds.

        (d) Availability of Interests. Conditional upon the Trust complying with the terms of this Agreement, the Portfolio Trust shall permit the Fund to make additional Investments in the Portfolio on each business day on which shares of the Fund are sold to the public; provided, however, that the Portfolio Trust may refuse to permit the Fund to make additional Investments in the Portfolio (i) on any day on which the Portfolio Trust refuses to permit all other investors in the Portfolio to make additional Investments in the Portfolio or (ii) in the event the Trustees of the Portfolio Trust have reasonably determined that permitting additional Investments by the Fund in the Portfolio would constitute a breach of their fiduciary duties to the Portfolio.

     4.3 Indemnification by the Adviser.

        (a) The Adviser will indemnify and hold harmless Investors Bank, the Trust, and their respective Trustees, directors, officers and employees and each other person who controls Investors Bank, the Trust or the Fund, as the case may be, within the meaning of Section 15 of the 1933 Act (each, a "Merrimac Covered Person" and collectively, "Merrimac Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses (each, a "Liability" and collectively, the "Liabilities") (including, unless the Adviser elects to assume the defense pursuant to paragraph (b), the reasonable costs of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith), joint or several,

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whether incurred directly or indirectly by the Trust through the Trust's
Investment in the Portfolio, which

        (i) arise out of or are based upon any of the Securities Laws, any other statute or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such Liabilities arise out of or are based upon the ground or alleged ground that any direct or indirect omission or commission by the Portfolio Trust (either during the course of its daily activities or in connection with the accuracy or its representations or its warranties in this Agreement) caused or continues to cause the Trust to violate any federal or state securities laws or regulations or any other applicable domestic or foreign law or regulations or common law duties or obligations, but only to the extent that such Liabilities do not arise out of and are not based upon an omission or commission of the Trust;

        (ii) arise out of or are based upon an inaccurate calculation of the Portfolio's net asset value which is considered material under procedures adopted by the Board of Trustees of the Portfolio Trust (whether by the Portfolio, the Adviser or any party retained for that purpose);

        (iii) arise out of (A) any alleged misstatement of a material fact or an omission of a material fact in the Portfolio Trust's registration statement (including amendments thereto) or included at the Adviser's or Portfolio's request in advertising or sales literature used by the Fund, or (B) any misstatement of a material fact or an omission of a material fact in the registration statement in the Portfolio, other than the Trust;

        (iv) arise out of the Portfolio's having caused the Fund to fail to qualify as a regulated investment company under the Code;

        (v) result from the failure of any representation or warranty made by the Portfolio or Adviser to be accurate when made or the failure of the Portfolio or Adviser to perform any covenant contained herein or to otherwise comply with the terms of this Agreement;

        (vi) arise out of any unlawful or negligent act by the Portfolio, the Adviser or any director, trustee, officer, employee or agent of the Portfolio or Adviser, whether such act was committed against the Portfolio, the Trust or any third party; or

        (vii) result from any Liability of the Portfolio to any investor in the Portfolio (or shareholder thereof), other than the Fund (and its shareholders);

        provided, however, that in no case shall the Adviser be liable with respect to any claim made against any such Merrimac Covered Person unless such Merrimac Covered Person shall have notified the Adviser in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Merrimac Covered Person or any federal, state or local tax deficiency has come to the attention of the Trust, or another Merrimac Covered Person. Failure to notify the Adviser of such claim shall not relieve it from any liability that it may have to any Merrimac Covered Person otherwise than on account of the indemnification contained in this paragraph.

        (b) The Adviser will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Adviser elects to assume the defense, such defense shall be conducted by counsel chosen by the Adviser. In the event the Adviser elects to assume the defense of any such suit and retain such counsel, each Merrimac Covered Person and any other defendant or defendants in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (A) the Adviser shall have specifically authorized the retaining of such counsel or (B) the parties to such suit include any Merrimac Covered Person and the Adviser, and any such Merrimac Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to the Adviser, in which case the Adviser shall not be entitled to assume the defense of such suit notwithstanding the obligation to bear the fees and expenses of such counsel. The Adviser shall not be liable to indemnify any Merrimac Covered Person for any settlement of any such claim effected without the Adviser's written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that the Portfolio might otherwise have to a Merrimac Covered Person.

     4.4 Indemnification by Investors Bank.

        (a) Investors Bank will indemnify and hold harmless the Adviser, the Portfolio Trust, and their respective Trustees, directors, officers and employees and each other person who controls the Adviser, the Portfolio Trust or the Portfolio, as the case may be, within the meaning of Section 15 of the 1933 Act (each, a "Standish Covered Person" and collectively, "Standish Covered Persons"), against any and all Liabilities (as defined in Section 4.3(a)) (including, any amounts the Adviser is obligated to pay pursuant to its indemnification obligation under Section 4.3, and, unless Investors Bank elects to assume the defense pursuant to paragraph (b), the reasonable costs of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith), joint or several, whether incurred directly or indirectly by the Adviser, the Portfolio Trust, which

        (i) arise out of or are based upon any of the Securities Laws, any other statute or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such Liabilities arise out of or are based upon the ground or alleged ground that any direct or indirect omission or commission by Investors Bank, the Trust or Fund (either during the course of its daily activities or in connection with the accuracy or its representations or its warranties in this Agreement) caused or continues to cause the Portfolio Trust to violate any federal or state securities laws or regulations or any other applicable domestic or foreign law or regulations or common law duties or obligations, but only to the extent that such Liabilities do not arise out of and are not based upon an omission or commission of the Adviser, the Portfolio Trust or the Portfolio;

        (ii) arise out of or are based upon an inaccurate calculation of the Portfolio Trust's net asset value by Investors Bank or its affiliates as custodian or administrator of the Portfolio Trust (which calculation is considered material under procedures approved by the Portfolio Trust's Board of Trustees), provided such inaccurate calculation is significantly attributable to the negligence of Investors Bank or its affiliates;

        (iii) arise out of any alleged misstatement of a material fact or an omission of a material fact in the Portfolio Trust's registration statement (including amendments thereto) or included in advertising or sales literature used by the Fund, except to the extent such misstatement or omission was (a) also contained in the Portfolio Trust's registration statement (including amendments thereto) and was included in the Trust's registration statement in conformity therewith; or (b) provided by the Adviser or the Portfolio Trust for the express purpose of its inclusion in the Trust's registration statement or sales literature;

        (iv) arise out of the Fund's having caused the Portfolio to fail to qualify as a partnership under the Code;

        (v) result from the failure of any representation or warranty made by the Trust or Investors Bank to be accurate when made or the failure of the Trust or Investors Bank to perform any covenant contained herein or to otherwise comply with the terms of this Agreement;

        (vi) arise out of any unlawful or negligent act by the Trust or Investors Bank or any director, trustee, officer, employee or agent of the Trust or Investors Bank, whether such act was committed against the Portfolio Trust, the Portfolio, the Adviser or any third party;

        provided, however, that in no case shall Investors Bank be liable with respect to any claim made against any such Standish Covered Person unless such Standish Covered Person shall have notified Investors Bank in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Standish Covered Person or any federal, state or local tax deficiency has come to the attention of the Portfolio Trust, or another Standish Covered Person. Failure to notify Investors Bank of such claim shall not relieve it from any liability that it may have to any Standish Covered Person otherwise than on account of the indemnification contained in this paragraph.

        (b) Investors Bank will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if Investors Bank elects to assume the defense, such defense shall be conducted by counsel chosen by Investors Bank. In the event Investors Bank elects to assume the defense of any such suit and retain such counsel, each Standish Covered Person and any other defendant or defendants in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (A) Investors Bank shall have specifically authorized the retaining of such counsel or (B) the parties to such suit include any Standish Covered Person and Investors Bank, and any such Standish Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to Investors Bank, in which case Investors Bank shall not be entitled to assume the defense of such suit notwithstanding the obligation to bear the fees and expenses of such counsel. Investors Bank shall not be liable to indemnify any Standish Covered Person for any settlement of any such claim effected without Investors Bank 's written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that the Fund might otherwise have to a Standish Covered Person.

     4.5 In-Kind Redemption.

        (a) In the event the Trust desires to withdraw or redeem all of the Fund's Interests in the Portfolio, unless otherwise agreed to by the parties, the Portfolio will effect such redemption "in kind" and in such a manner that the securities delivered to the Fund's custodian for the account of the Fund will mirror, as closely as practicable, the composition of the Portfolio immediately prior to such redemption.

        (b) In the event the Trust desires to withdraw or redeem less than all of the Fund's Interests in the Portfolio, unless otherwise agreed, the Portfolio Trust may in its discretion effect such redemption in whole or part in kind provided that to the extent any such redemption is to be effected in kind: (a) it shall be in compliance with the Portfolio Trust's election under Rule 18f-1 of the 1940 Act unless such election has been revoked by order of the SEC or otherwise made ineffective by a published position of specific or general application of the SEC or the SEC staff; and (b) it shall be effected in such a manner that the securities delivered to the Fund's custodian for the account of the Fund shall mirror, as closely as practicable, the composition of the Portfolio immediately prior to such redemption.

        (c) It is agreed that in the event of a redemption in-kind which represents either a complete or partial withdrawal of the Fund's Interest in the Portfolio, the Portfolio Trust need not deliver to the Trust's custodian any portfolio securities the distribution of which to the Trust would result in the recognition of taxable gain to any other investor in the Portfolio which had contributed such security to the Portfolio.

     4.6 Reasonable Actions. Each party covenants that it will, subject to the provisions of this Agreement, from time to time, as and when requested by another party or in its own discretion, as the case may be, execute and deliver or cause to be executed and delivered all such assignments and other instruments, take or cause to be taken such actions, and do or cause to be done all things reasonably necessary, proper or advisable in order to consummate the transactions contemplated by this Agreement and to carry out its intent and purpose.

                                        V

                              CONDITIONS PRECEDENT
                              --------------------

     The obligations of each party to consummate the transactions provided for herein shall be subject to (a) performance by the other parties of all the obligations to be performed by the other parties hereunder on or before each Closing, (b) all representations and warranties of the other parties contained in this Agreement being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of each date of Closing, with the same force and effect as if made on and as of the time of such Closing, and (c) the following further conditions that shall be fulfilled on or before each Closing:

     5.1 Regulatory Status. All necessary filings shall have been made with the SEC and state securities authorities, and no order or directive shall have been received that any other or further action is required to permit the parties to carry out the transactions contemplated hereby.

     5.2 Investment Objective/Restrictions. The Fund shall have the same investment objective and substantively the same investment restrictions as the Portfolio.

                                       VI

                              ADDITIONAL AGREEMENTS
                              ---------------------

     6.1 Notification of Certain Matters. Each party will give prompt notice to the other parties of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause either (i) any representation or warranty contained in this Agreement to be untrue or inaccurate, or (ii) any condition precedent set forth in Article V hereof to be unsatisfied in any material respect at the time of any Closing and (b) any material failure of a party or any trustee, director, officer, employee or agent thereof to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder; provided, however that the delivery of any notice pursuant to this Section 6.1 shall not limit or otherwise affect the remedies available, hereunder or otherwise, to the party receiving such notice.

     6.2 Access to Information. The Portfolio Trust and the Trust shall afford each other access at all reasonable times to such party's officers, employees, agents and offices and to all its relevant books and records reasonably necessary to permit the other to perform this Agreement and to comply with applicable legal requirements and shall furnish each other party with all relevant financial and other data and information as reasonably requested; provided, however, that nothing contained herein shall obligate the Trust to provide the Portfolio Trust with access to the books and records of the Trust relating to any series of the Trust other than the Fund, or obligate the Portfolio Trust to provide the Trust with access to the books and records of the Portfolio Trust relating to any series of the Portfolio Trust other than the Portfolio nor shall anything contained herein obligate either party to furnish the other with its shareholder list, except as may be required to comply with applicable law or any provision of this Agreement.

     6.3 Confidentiality. Each party agrees that it shall hold in strict confidence all data and information obtained from another party (unless such information is or becomes readily ascertainable through no act or fault of the disclosing party from public or published information or trade sources) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, except if disclosure is required by the SEC, any other regulatory body or the Fund's or Portfolio's respective auditors, or in the opinion of counsel such disclosure is required by law, and then only with as much prior written notice to the other party as is practical under the circumstances.

     6.4 Public Announcements. No party shall issue any press release or otherwise make any public statements with respect to the matters covered by this Agreement without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld; provided, however, that consent shall not be required if, in the opinion of counsel, such disclosure is required by law, provided further however, that the party making such disclosure shall provide the other parties hereto with as much prior written notice of such disclosure as is practical under the circumstances.

                                       VII

                        TERMINATION, AMENDMENT AND WAIVER
                        ---------------------------------

     7.1 Termination.

        (a) This Agreement may be terminated by the mutual agreement of all parties.

        (b) This Agreement may be terminated at any time by the Trust by withdrawing all of the Fund's Interest in the Portfolio.

        (c) This Agreement may be terminated on not less than 120 days' prior written notice by the Portfolio Trust to the Trust.

        (d) This Agreement shall terminate automatically with respect to the Adviser and Investors Bank upon the effective date of termination by either the Trust or the Portfolio Trust.

        (e) This Agreement may be terminated by any party immediately upon notice to the others in the event that the terminating party's continuing to act under the Agreement would be in contravention of applicable law.

        (f) This Agreement may be terminated at any time immediately upon written notice to the other parties in the event that formal proceedings are instituted against another party to this Agreement by the SEC or any other regulatory body, provided that the terminating party has a reasonable belief that the institution of the proceeding is not without foundation and will have a material adverse impact on the terminating policy.

        (g) The indemnification obligations of the Adviser and Investors Bank set forth in Article IV, Sections 4.4 and 4.5 respectively, shall survive the termination of this Agreement.

     7.2 Amendment. This Agreement may be amended, modified or supplemented at any time in such manner as may be mutually agreed upon in writing by the parties.

     7.3 Waiver. At any time prior to any Closing, any party may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein.

                                      VIII

                                     DAMAGES
                                     -------

     8.1 The parties agree that, in the event of a breach of this Agreement, the remedy of money damages would not be adequate and agree that injunctive relief would be the appropriate relief.

                                       IX

                               GENERAL PROVISIONS
                               ------------------

     9.1 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made when actually received in person or by fax, or three days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed as follows:

If to the Trust:                        Merrimac Funds
                                        200 Clarendon Street, MER91
                                        Boston, Massachusetts 02116
                                        Attn.:  Sean P. Brennan, President
                                        Fax Number:  617-587-4402

If to Investors Bank:                   Investors Bank & Trust Company
                                        200 Clarendon Street, ADM27
                                        Boston, Massachusetts 02116
                                        Attn.:  John Henry, General Counsel
                                        [Fax Number]

If to the Adviser:                      Standish, Ayer & Wood, Inc.
                                        One Financial Center
                                        Boston, MA 02111
                                        [Attn.:  Name of Individual]
                                        [Fax Number]

If to the Portfolio Trust               Standish, Ayer & Wood Master Portfolio
                                        Deloitte & Touche House
                                        29 Earlsfort Terrace
                                        Dublin 2, Ireland
                                        [Attn.:  Name of Individual]
                                        [Fax Number]

Any party to this Agreement may change the identity of the person to receive notice by providing written notice thereof to all other parties to the Agreement.

     9.2 Expenses, No Finders Fees, Etc. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses. No party hereto shall be liable to any other party hereto or to any party with which a party hereto may have contracted, for any "finder's" fees, referral fees, or software licensing or similar fees as a result of execution of this Agreement or the transactions contemplated herein, except as otherwise expressly agreed in writing by the relevant parties.

     9.3 Headings. The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     9.5 Entire Agreement. This Agreement and the agreements and other documents delivered pursuant hereto set forth the entire understanding between the parties concerning the subject matter of this Agreement and incorporate or supersede all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between them relating to the subject matter of this Agreement other than those set forth herein. No representation or warranty has been made by or on behalf of any party to this Agreement (or any officer, director, trustee, employee or agent thereof) to induce any other party to enter into this Agreement or to abide by or consummate any transactions contemplated by any terms of this Agreement, except representations and warranties expressly set forth herein.

     9.6 Successors and Assignments. Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and, except as otherwise specifically provided in this Agreement, their respective successors and assigns. Notwithstanding the foregoing, no party shall make any assignment of this Agreement or any rights or obligations hereunder without the written consent of all other parties. As used herein, the term "assignment" shall have the meaning ascribed thereto in the 1940 Act.

     9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the choice of law or conflicts of law provisions thereof.

     9.8 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.

     9.9 Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

     9.10 Interpretation. Any uncertainty or ambiguity existing herein shall not presumptively be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arm's length agreements.

     9.11 Limitation of Liability. The parties hereby acknowledge that the Trust and the Portfolio Trust have entered into this Agreement solely on behalf of the Fund and the Portfolio, respectively and that no other series of the Trust or the Portfolio Trust, nor any of the Trust's or the Portfolio Trust's Trustees, Officers or Shareholders, individually, shall have any obligation hereunder with respect to any liability arising hereunder.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first written above.

                                                     MERRIMAC SERIES
                                                     on behalf of itself and the
                                                     MERRIMAC SHORT TERM ASSET
                                                     RESERVE SERIES,
                                                     a series thereof


                                                     By________________________
                                                       Name:
                                                       Title:

                                           STANDISH, AYER & WOOD MASTER
                                           PORTFOLIO on behalf of itself and the
                                           STANDISH SHORT TERM ASSET
                                           RESERVE PORTFOLIO, a series thereof


                                           By________________________
                                             Name:
                                             Title:


                                           STANDISH, AYER & WOOD, INC.


                                           By________________________
                                             Name:
                                             Title:


                                           INVESTORS BANK & TRUST
                                           COMPANY


                                           By________________________
                                             Name:
                                             Title: